UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2007

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                  On June 18, 2007, Associated Estates Realty Corporation (the "Company") implemented The Associated Estates Realty Corporation Elective Deferred Compensation Program (the "Plan").   The Plan is an unfunded, non-qualified deferred compensation program that is subject to the provisions of Section 409A of the Internal Revenue code, which strictly regulates the timing of elections and payment.  This plan was developed in lieu of updating the Company's Executive Deferred Compensation Plan, which was initially adopted by the Board of Directors on July 1, 1999.  Eligibility under the Plan shall be determined by the Executive Compensation Committee or its designee, and initially consists of each appointed or elected officer of the Company.

                  The Plan permits deferral of up to 90% of base salary and up to 100% of any incentive payment.  An individual bookkeeping account will be maintained for each participant.  Participants are provided a number of measurement funds from which they may select to determine earnings, which may be, but are not required to be, the same as those offered under the Company's 401(k) Savings Plan.  Deferrals of base salary and incentive payments (other than restricted shares, discussed below) shall be fully vested.

                  The Plan also permits the deferral of restricted shares, which will be reflected in a separate bookkeeping account for each individual as share equivalent units.  Dividend credits shall be made to such account in the form of share equivalent units.  Distribution of amounts reflected by such share equivalents shall be made in the form of shares.  The vesting of share equivalent units occurs on the same schedule as the restricted shares that had been deferred.

                  The Plan allows for in-service and separation sub-accounts to permit election of distribution at either a specified date or following separation.  Payment of each deferral under the Plan may be in the form specified in the participant's election, and may be in the form of a lump sum or annual installments over a period not to exceed four years.  Payment of each deferral under the Plan shall be made on account of separation from service, death, or disability, or at a time specified by the participant, within the parameters set forth in the Plan.  Redeferral elections are permitted within the parameters set forth in the Plan.  Accounts shall be distributed upon a change of control, and distribution due to unforeseen financial hardship is also possible.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

June 22, 2007	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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